EXHIBIT 10.2
Foremost Geological Consulting 2160 West 3rd Ave., Vancouver, B.C., V6K 1L1	Cell: 778-322-3537

CONTRACT FOR CONSULTING SERVICES

November 1st, 2006

This contract of services is between Foremost Geological Consulting (here after referred to as 'Foremost'), located at 2160 West 3rd Ave, Vancouver, B.C. and Mar Ked Mineral Exploration Inc. (here after referred to as 'MAR KED') located in Vancouver, B.C.

By signing this contract both parties agree that Foremost will provide management and geological consulting services to Yale for a fixed time period as detailed in the contract.

COMPENSATION:

PERSONAL RATE:
$500 + GST US per day

MANAGEMENT FEE:

10% on all expenses

DURATION:

This contract is will be effective as of November 1st, 2006 and will be considered open ended.

In consideration of the covenants and agreements in this Contract, the parties hereby agree as follows:

1.0         TERMS AND CONDITIONS OF CONTRACT

1.1         Foremost will be hired by MAR KED to provide the following services to MAR KED.

a)         Planning, coordinating and performing exploration work on target projects, including working with existing joint venture and/or sister company personnel;

b)         Compiling and reviewing geological, geochemical and geophysical data in regard to all designated exploration projects. Summarizing and recommending appropriate exploration development procedures to be undertaken on specific properties held or being reviewed by MAR KED;

c)         Recommending project staffing, including the selection for employment of other professionals. Liaison with various existing joint venture and/or sister company personnel and contractors and with impartiality determining priority of bids for contract services;

d)         Appraising and fully communicating the findings on all designated projects that come to the attention of MAR KED from time to time;

e)         Maintaining all matters of MAR KED in the strictest confidence for a period of 2 years from the termination of this Contract.

1.2         Specifically excluded from the powers and authorities of Foremost as enumerated in section 1.1 hereof are the following powers:

a)         To authorize borrowing or the lending of funds of MAR KED or to pledge, sell or assign any of the assets of MAR KED or the Business, except in the ordinary course of business;

Foremost Geological Consulting 2160 West 3rd Ave., Vancouver, B.C., V6K 1L1	Cell: 778-322-3537

b)         To sell, lease, transfer, mortgage, pledge or otherwise dispose of substantially the entire undertaking of MAR KED or the Business; and

c)         To encumber MAR KED in any way.

2.0         REIMBURSEMENT

MAR KED will reimburse Foremost for all reasonable out-of-pocket expenses necessarily incurred by Foremost as related to their services, including for pre authorized travel-related expenses, such as air fare, relating to the business of MAR KED. Foremost will account for such expenses in accordance with the MAR KED's record-keeping requirements.

3.0         CONFIDENTIAL AND SURVIVAL RIGHTS

Foremost will not disclose the private affairs or trade secrets of MAR KED or the Business to any person, firm or corporation, and will not use for their own purposes or for purposes other than those of MAR KED and the Business, any confidential information in relation to MAR KED or its Business they may acquire during the Term and thereafter for a period of one year after this Contract ceases to be in effect.

4.0         TERMINATION

This Contract may be terminated in the following manner and in the following circumstances:

a)         At any time by notice in writing from MAR KED to Foremost for cause, including, but not limited to, a breach by Foremost of any of the terms and conditions of this Contract;

b)         At any time, after the initial term, by fourteen days notice in writing from either party; and

c)         At any time by mutual agreement by giving fourteen days notice in writing from either party;

5.0         ARBITRATION

If there is any disagreement between the parties hereto with respect to the terms of this Contract or the interpretation thereof, then first, the parties will attempt to resolve their differences; but failing this, then the same will be referred to a single arbitrator pursuant to the Commercial Arbitration Act (B.C.), as amended from time to time, and the determination of such arbitrator will be final and binding upon the parties hereto.

6.0         INTERPRETATION

a)         Each provision of this Contract is declared to constitute a separate and distinct covenant and will be severable from all other such separate and distinct covenants.

b)         If any covenant or provision is determined to be void or unenforceable, in whole or in part, it will not be deemed to affect or impair the enforceability or validity of any other covenant or provision of this Contract or any part thereof.

Foremost Geological Consulting 2160 West 3rd Ave., Vancouver, B.C., V6K 1L1	Cell: 778-322-3537

7.0         GOVERNING LAW

This Contract will, in all respects, be governed and construed in accordance with the laws of the Province of British Columbia.

8.0         NOTICE

Any notice in writing required or permitted to be given to either party hereunder will be deemed to have been well and sufficiently given if mailed by prepaid registered mail or delivered to the address of the party to whom it is directed set forth on page 1, or such other address as either party may from time to time direct in writing and any such notice will be deemed to have been received, if mailed, two (2) business days after the date of mailing and, if delivered, upon the date of delivery. If normal mail service is interrupted by strike, slow down, force majeure or other cause, a notice sent by mail will not be deemed to be received until actually received, and the party sending the notice will deliver such notice in order to ensure receipt thereof.

9.0         AMENDMENTS

No amendment, supplement, restatement or termination of any provision of this Contract is binding unless it is in writing and signed by each party to this Contract at the time of the amendment, supplement, restatement or termination.

10.         ENTIRE CONTRACT

This Contract constitutes the entire agreement between the parties with respect to the subject matter of this Contract and supersedes all prior agreements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written oral, express or implied, statutory or otherwise.

In witness whereof, the parties hereto have executed this Contract as of the day and year first above written.

Agreed and accepted this   1st   day of    November    2006.

Mar Ked Mineral Exploration Inc.

/s/ Aaron Ui
Authorized Signatory

/s/ Ian Foreman
Principal
Foremost Geological Consulting.